CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

ANNOUNCES THIRD QUARTER 2003 RESULTS

THIRD QUARTER

Consolidated Net Revenues up 28% to $21.9 Million

NINE MONTHS

Consolidated Net Revenues up 26% to $77.3 Million

Czech Award Takes Net Income up to $312.9 Million

Earnings per Share $11.80

HAMILTON, BERMUDA, November 5, 2003 - Central European Media Enterprises Ltd. (NASDAQ:CETV) today announced financial results for the three and nine month periods ended September 30, 2003.

Our Consolidated Net Revenues for the three months ended September 30, 2003 increased by 28% to $21.9 million from $17.1 million for the three months ended September 30, 2002. Net loss for the period was $6.6 million, compared to a net income of $14.8 million in 2002 which included receipt of $29.0 million in the third quarter of 2002 from the successful arbitration against Dr Zelezny.

Consolidated Net Revenues for the nine months ended September 30, 2003 increased by 26% to $77.3 million from $61.3 million for the nine months ended September 30, 2002. Net income for the period was $312.9 million including $358.6 million received from the Czech arbitration, compared to a net loss of $9.4 million in 2002.

Headline Consolidated Results for the three and nine-month periods ended September 30, 2003 and 2002 were:

	CONSOLIDATED RESULTS
	For the three months ended September 30, (US $000's)				For the nine months ended September 30, (US $000's)
	2003	2002 (1)	US$ change	% change	2003	2002 (1)	US$ change	% change

Net revenues	$ 21,886	$ 17,139	$ 4,747	28%	$ 77,334	$ 61,281	$ 16,053	26%
Income/(loss) before provision for income taxes, minority interest and discontinued operations	$ (6,850)	$ (5,766)	$ (1,084)	(19)%	$ (32,592)	$ (24,145)	$ (8,447)	(35)%
Net income/(loss)	$ (6,586)	$ 14,842	$ 21,428	144%	$ 312,953	$ (9,377)	$ 322,330	3,437%

(1) Restated to reflect discontinued Czech Republic operations.

We evaluate the performance of our television operations based on Segment(1) Net Revenues and EBITDA (earnings before interest, taxes, depreciation and amortization).

For the three months ended September 30, 2003, Total Segment(1) Net Revenues increased 26% to $31.5 million from $25.1 million for the three months ended September 30, 2002. Total Segment(1) EBITDA for the period increased 180% to $3.0 million from $1.1 million.

For the nine months ended September 30, 2003 Total Segment(1) Net Revenues increased 25% to $113.6 million from $90.9 million for the nine months ended September 30, 2002. Total Segment(1) EBITDA for the period increased 44% to $23.2 million from $16.1 million.

Our Total Segment(1) Net Revenues and Total Segment(1) EBITDA for the three and nine month periods ended September 30, 2003 were:

	SEGMENT (1) RESULTS
	For the three months ended September 30, (US $000's)				For the nine months ended September 30, (US $000's)
	2003	2002	US$ change	% change	2003	2002	US$ change	% change

Total Segment Net Revenues	$ 31,544	$ 25,119	$ 6,425	26%	$ 113,635	$ 90,928	$ 22,707	25%
Total Segment EBITDA	$ 2,950	$ 1,055	$ 1,895	180%	$ 23,168	$ 16,065	$ 7,103	44%
EBITDA Margin	9.4%	4.2%			20.4%	17.7%

Commenting on today's announcement, President and Chief Operating Officer Robert Burke, said, "Our stations produced impressive gains in the third quarter, which is historically the most challenging of the year for broadcasting companies. We have yet again improved Segment Net Revenues, Segment EBITDA and the Segment EBITDA margin while continuing to make substantial investments in programming."

Vice-Chairman and Chief Executive Fred Klinkhammer, said, "On October 23, 2003 we sold all remaining holdings in CNTS, our discontinued Czech operations, to PPF for $53.2 million. This will bring the total cash received following the loss of our Czech operations to $456.0 million including the $358.6 million Czech Award received in the second quarter of 2003. We have used some of these proceeds to redeem all corporate debt, most notably our Senior Notes. Consequently, we are virtually debt free. We had $176.5 million of cash at the end of the quarter, including $85.2 million of restricted cash, which excludes $15.0 million of cash and the $38.2 million securitised receivable booked subsequent to the end of the quarter as a result of the sale of CNTS."

We will host a teleconference to discuss our results at 10:00 a.m. (New York Time) on Thursday, November 6, 2003. To access the teleconference, please dial 888-802-8581 (U.S. callers) or 973-935-8516 (international callers) ten minutes prior to the start time. The teleconference will also be available via live webcast on our website, located at www.cetv-net.com. A web page containing charts that will be referred to in the conference call presentation will be available at www.cetv-net.com under the INVESTORS section. If you cannot listen to the teleconference at its scheduled time, there will be a replay available through November 11, 2003 that can be accessed by dialing 877-519-4471 or 973-341-3080, pass-code: 4266750. A replay will also be archived on our website.

  Segment Data, Segment Net Revenues, Segment EBITDA and Segment Broadcast Cash Flow include our Slovak Republic operations and certain entities in our Ukrainian operations that are not consolidated under US-GAAP and are all non US-GAAP terms. For a reconciliation to the most directly comparable US-GAAP financial measures, see 'Reconciliation Between Consolidated Statements of Operations and Combined Segment Data (non US-GAAP)' below.

Forward-Looking and Cautionary Statements

This report contains forward-looking statements, including the future economic climate in our markets, future investments in existing television broadcast operations, business strategies and commitments, trends in our markets and any negotiations with the Dutch Tax Authorities, including any possible outcome of these negotiations or any potential litigation. For these statements and all other forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, affecting our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements. Important factors that contribute to such risks include, but are not limited to, the renewals of broadcasting licenses, the regulatory environment and compliance, the ability to acquire programming, the ability to attract audiences, the rate of development of advertising markets in countries where we currently operate, general market and economic conditions in these countries, the US and Western Europe and our ability to negotiate with the Dutch Tax Authorities.

This press release should be read in conjunction with our Form 10-Q for the period ended September 30, 2003, which was filed with the Securities and Exchange Commission on November 5, 2003, the Company's December 31, 2002 Form 10-K filed with the SEC on March 10, 2003 as amended by our Form 10-K/A filed with the SEC on April 25, 2003 and our amendment No.2 to our Form 10-K/A filed with the SEC on August 21, 2003 and which contains material information. Our SEC filings are available at www.sec.gov.

Central European Media Enterprises Ltd. (CME) is a TV broadcasting company with leading stations in four countries reaching an aggregate of approximately 70 million people. Our television stations are located in Romania (PRO TV, Acasa), Slovenia (POP TV, Kanal A), Slovakia (Markiza TV) and Ukraine (Studio 1+1). CME is traded on the NASDAQ under the ticker symbol "CETV".

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For additional information, please visit www.cetv-net.com or contact:

United States:	Czech Republic:
Michael Smargiassi (Investors) Chris Plunkett (Press) Brainerd Communicators, Inc. +212-986-6667	Michal Donath +420-602-222-128

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(US$000s, except share and per share data)

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2003	2002 Restated (1)	2003	2002 Restated (1)
Net revenues..........................................................................................	$ 21,886	$ 17,139	$ 77,334	$ 61,281
STATION EXPENSES:
Operating costs and expenses........................................................	10,851	6,391	32,480	25,491
Amortization of program rights..........................................................	5,822	5,281	19,984	13,800
Depreciation of station fixed assets and other intangibles............	1,258	1,418	3,818	4,339
Total station operating costs and expenses...................................	17,931	13,090	56,282	43,630
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES...............	1,935	3,505	8,115	8,588
CORPORATE EXPENSES:
Corporate operating costs (excluding stock based employee compensation)...............................................................	4,970	2,619	11,220	8,722
Stock based employee compensation.................................	1,719	1,467	8,343	1,884
Operating income/(loss)........................................................
	(4,669)	(3,542)	(6,626)	(1,543)
Loss on write down of investment............................................	-	-	-	(2,685)
Equity in income/(loss) of unconsolidated affiliates......................	(1,374)	(2,539)	232	(1,193)
Net interest and other expense.............................................................	(365)	2,643	(12,391)	(9,451)
Change in fair value of derivative...............................................	-	-	-	1,108
Foreign currency exchange (loss)/gain, net......................................	(221)	55	(10,537)	(5,459)
Income/(loss) before provision for income taxes, minority interest and discontinued operations......................................	(6,629)	(3,383)	(29,322)	(19,223)
Provision for income taxes............................................................	(212)	(938)	(3,177)	(4,807)
Minority interest in (income)/loss of consolidated subsidiaries.......	(9)	(1,445)	(93)	(115)
Net income/(loss) from continuing operations................................
	(6,850)	(5,766)	(32,592)	(24,145)
Discontinued operations - Czech Republic:
Gain/(loss) from discontinued operations (Czech Republic).........	264	20,608	345,545	14,768
Income tax benefit/(charge)..................................................	-	-	-	-
Net income/(loss)...............................................................	$ (6,586)	$ 14,842	$ 312,953	$ (9,377)

(1) Restated to reflect discontinued Czech Republic operations.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (continued)

(US$000s, except share and per share data)

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2003	2002 Restated (1)	2003	2002 Restated (1)

PER SHARE DATA:
Net income/(loss) per share
Continuing operations - Basic and Diluted...........................	$ (0.26)	$ (0.22)	$ (1.23)	$ (0.91)
Discontinued operations - Basic........................................	0.01	0.78	13.03	0.56
Discontinued operations - Diluted......................................	0.01	0.70	11.58	0.56
Total Net income/(loss) - Basic ..........................................	(0.25)	0.56	11.80	(0.35)
Total Net income/(loss) - Diluted .......................................	$ (0.25)	$ 0.50	$ 10.49	$ (0.35)

Weighted average common shares used in computing per share amounts (2):
Basic ('000s)................................................................................	26,512	26,458	26,512	26,458
Diluted ('000s) (3) - continuing....................................................	26,512	29,448	26,512	26,458
Diluted ('000s) (3) - discontinued..................................................	29,835	29,448	29,835	26,458

(1) Restated to reflect discontinued Czech Republic operations.
(2) All per share data has been adjusted for the two-for-one stock split which occurred on November 4, 2003.

(3) Diluted EPS for the three months ended September 30, 2003 does not include the impact of 2,627,383 stock options and 696,000 warrants then outstanding, as their inclusion would reduce the net loss per share and would be anti-dilutive. Diluted EPS for the nine months ended September 30, 2002 does not include the impact of 2,294,168 stock options and 696,000 warrants then outstanding, as their inclusion would reduce the net loss per share and would be anti-dilutive.

Segment Data

We evaluate the performance of our operations on a geographic basis. Our reportable segments are comprised of Romania, Slovak Republic, Slovenia and Ukraine.

We evaluate the performance of our segments based on Segment EBITDA and Segment Broadcast Cash Flow. Segment EBITDA and Segment Broadcast Cash Flow include STS and Markiza (our operating and license companies in the Slovak Republic) and Studio 1+1 (our license company in Ukraine), neither of which are consolidated under US GAAP.

Our assets and liabilities are managed centrally and are reported internally in the same manner as the consolidated financial statements, thus no additional information is provided.

Segment EBITDA is determined as segment net income/loss, which includes costs for program rights amortization, before interest, taxes, depreciation and amortization of intangible assets. Items that are not allocated to our segments for purposes of evaluating their performance, and therefore are not included in Segment EBITDA, include:

  expenses presented as corporate expenses in our consolidated statements of operations (i.e., corporate operating costs and development expenses, net arbitration related costs/proceeds, stock based compensation and amortization of goodwill);

  changes in the fair value of derivatives;

  foreign currency exchange gains and losses;

  Certain unusual or infrequent items (e.g., gains and losses/impairments on assets or investments).

Segment EBITDA is also used as a target for management bonuses.

Acquired program costs are a significant proportion of our TV stations' cost structure. We use Segment Broadcast Cash Flow to help us control these costs. Segment Broadcast Cash Flow is determined as Segment EBITDA excluding charges for program rights amortization but reduced by cash paid for program rights. When compared with Segment EBITDA, this indicates to management whether the cash investment in program rights in the period was greater or less than the accounting charge for program rights amortization. If the cash investment is greater (i.e. if Segment Broadcast Cash Flow is lower than Segment EBITDA), this provides warning to management and investors that future program rights amortization costs are likely to increase.

Below are tables showing our Segment EBITDA and Segment Broadcast Cash Flow by operation and reconciling these figures to our consolidated US GAAP results for the three and nine months ended September 30, 2003 and 2002:

	SEGMENT FINANCIAL INFORMATION
	For the three months ended September 30,
	(US $000's)
	Net Revenues (1)		Segment EBITDA		Segment Broadcast Cash Flow
	2003	2002	2003	2002	2003	2002
Country
Romania (2)	$ 10,536	$ 7,422	$ 2,312	$ 965	$ 1,880	$ 1,089
Slovak Republic (MARKIZA TV)	9,272	6,846	387	(353)	581	(530)
Slovenia (POP TV and KANAL A)	5,639	5,060	461	223	71	547
Ukraine (STUDIO 1+1)	6,097	5,791	(210)	220	45	18
Total Segment Data	$ 31,544	$ 25,119	$ 2,950	$ 1,055	$ 2,577	$ 1,124

Reconciliation to Consolidated Statement of Operations:
Consolidated Net Revenues / Income/(loss) before provision for income taxes, minority interest and discontinued operations	$ 21,886	$ 17,139	$ (6,629)	$ (3,383)	$ (6,629)	$ (3,383)
Corporate Expenses	-	-	6,689	4,086	6,689	4,086
Unconsolidated Affiliates:
Ukraine (Studio 1+1)	386	1,134	(715)	(554)	(715)	(554)
Slovak Republic (MARKIZA TV)	9,272	6,846	387	(353)	387	(353)
Station Depreciation	-	-	1,258	1,418	1,258	1,418
Equity in income/(loss) of unconsolidated affiliates	-	-	1,374	2,539	1,374	2,539
Net interest and other expense	-	-	365	(2,643)	365	(2,643)
Foreign currency exchange (loss)/gain, net	-	-	221	(55)	221	(55)
Cash paid for programming	-	-	-	-	(8,930)	(7,326)
Program amortization	-	-	-	-	8,557	7,395
Total Segment Data	$ 31,544	$ 25,119	$ 2,950	$ 1,055	$ 2,577	$ 1,124

All revenue is derived from external customers Romanian networks are PRO TV, ACASA and PRO TV INTERNATIONAL

	SEGMENT FINANCIAL INFORMATION
	For the nine months ended September 30,
	(US $000's)
	Net Revenues (1)		Segment EBITDA		Segment Broadcast Cash Flow
	2003	2002	2003	2002	2003	2002
Country
Romania (2)	$ 33,544	$ 22,711	$ 7,373	$ 2,550	$ 4,911	$ 1,979
Slovak Republic (MARKIZA TV)	33,458	25,330	6,824	3,129	6,919	3,464
Slovenia (POP TV and KANAL A)	24,548	22,742	6,810	6,236	6,381	6,859
Ukraine (STUDIO 1+1)	22,085	20,145	2,161	4,150	2,037	2,676
Total Segment Data	$ 113,635	$ 90,928	$ 23,168	$ 16,065	$ 20,248	$ 14,978

Reconciliation to Consolidated Statement of Operations:
Consolidated Net Revenues / Income/(loss) before provision for income taxes, minority interest and discontinued operations	$ 77,334	$ 61,281	$ (29,322)	$ (19,223)	$ (29,322)	$ (19,223)
Corporate Expenses	-	-	19,563	10,606	19,563	10,606
Unconsolidated Affiliates:
Ukraine (Studio 1+1)	2,843	4,317	(411)	(466)	(411)	(466)
Slovak Republic (MARKIZA TV)	33,458	25,330	6,824	3,129	6,824	3,129
Station Depreciation	-	-	3,818	4,339	3,818	4,339
Loss on write down of investment	-	-	-	2,685	-	2,685
Equity in income/(loss) of unconsolidated affiliates	-	-	(232)	1,193	(232)	1,193
Net interest and other expense	-	-	12,391	9,451	12,391	9,451
Change in fair value of derivative	-	-	-	(1,108)	-	(1,108)
Foreign currency exchange (loss)/gain, net	-	-	10,537	5,459	10,537	5,459
Cash paid for programming	-	-	-	-	(30,002)	(21,207)
Program amortization	-	-	-	-	27,082	20,120
Total Segment Data	$ 113,635	$ 90,928	$ 23,168	$ 16,065	$ 20,248	$ 14,978

All revenue is derived from external customers Romanian networks are PRO TV, ACASA and PRO TV INTERNATIONAL